3Q 2018 SUPPLEMENTAL INFORMATION Dedicated to Value Creation. Committed to Our Operator Roots. Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Summary - Triple-Net Summary - Senior Housing Managed Summary - Loans and Other Investments Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 14 INVESTMENT ACTIVITY Year-to-Date Recent 16 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 20 FINANCIAL INFORMATION 2018 Outlook Update Condensed Consolidated Financial Statements - Statements of Income Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 27 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Ronald Geary
Director

Milton Walters
Director

Robert Ettl
Director

Raymond Lewis
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Revenues	$ 151,802	$ 484,200
Net operating income	147,938	474,011
Cash net operating income	142,298	442,077
Diluted per share data attributable to common stockholders:		
EPS	$ 0.20	$ 1.62
FFO	0.50	1.72
Normalized FFO	0.60	1.81
AFFO	0.54	1.68
Normalized AFFO	0.55	1.69
Dividends per common share	0.45	1.35

Capitalization and Market Facts

	September 30, 2018
Common shares outstanding	178.3 million
Common equity Market Capitalization	$4.1 billion
Total Debt [1]	$3.7 billion
Total Enterprise Value [1]	$7.8 billion
Common stock closing price	$23.12
Common stock 52-week range	$15.78 - $23.83
Common stock ticker symbol	SBRA

Key Credit Metrics [2]

	Pro Forma September 30, 2018
Net Debt to Adjusted EBITDA	5.50x
Including unconsolidated joint venture	5.94x
Interest Coverage	4.18x
Fixed Charge Coverage Ratio	3.88x
Total Debt/Asset Value	50%
Secured Debt/Asset Value	8%
Unencumbered Assets/Unsecured Debt	214%

Portfolio

Dollars in thousands

As of September 30, 2018	Property Count	Investment	Beds/Units	Occupancy Percentage [3]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	350	$ 4,236,602	39,848	82.6%
Senior Housing - Leased	91	1,227,305	7,309	85.7
Specialty Hospitals and Other	22	618,493	1,085	88.9
Total Triple-Net Portfolio	463	6,082,400	48,242	
Senior Housing - Managed	24	311,782	1,712	91.5
Consolidated Equity Investments	487	6,394,182	49,954	
Unconsolidated Joint Venture Senior Housing - Managed	172	732,935	7,652	81.8
Total Equity Investments	659	7,127,117	57,606	
Investment in Direct Financing Lease, net	1	23,313		
Investments in Loans Receivable, gross [4]	22	62,424		
Preferred Equity Investments, gross [5]	11	47,096		
Total Investments	693	$ 7,259,950		

Includes 73 relationships in 44 U.S. states and Canada

[1] Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
[2] Assumes that the remaining Care Capital Properties, Inc. ("CCP") rent reductions and the full $19.0 million Genesis Healthcare, Inc. ("Genesis") rent reduction were completed as of the beginning of the period presented. See page 19 of this supplement for important information about these credit metrics.
[3] Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the trailing three month period.
[4] Three of our investments in loans receivable contain purchase options on three Senior Housing developments with 126 beds/units.
[5] Our preferred equity investments include investments in entities owning 10 Senior Housing developments with 1,090 beds/units and one Skilled Nursing/Transitional Care development with 120 beds/units.

4 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

PORTFOLIO
Summary - Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

Property Type	As of September 30, 2018 Number of Properties	Number of Beds/Units	Investment	Cash NOI Three Months Ended September 30, 2018	June 30, 2018
Skilled Nursing/Transitional Care	350	39,848	$ 4,236,602	$ 91,533	$ 97,439
Senior Housing - Leased	91	7,309	1,227,305	21,741	21,918
Specialty Hospitals and Other	22	1,085	618,493	12,100	12,000
Total	463	48,242	$ 6,082,400	$ 125,374	$ 131,357

Same Store Triple-Net Portfolio (1)

Dollars in thousands

Property Type	Number of Properties	Cash NOI Three Months Ended September 30, 2018	June 30, 2018
Skilled Nursing/Transitional Care	350	$ 91,655	$ 92,313
Senior Housing - Leased	85	20,804	20,892
Specialty Hospitals and Other	22	12,100	12,000
Total	457	$ 124,559	$ 125,205

Operating Statistics Triple-Net Portfolio (2)

	Coverage							
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix	
Property Type	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018
Skilled Nursing/Transitional Care	1.30x	1.32x	1.77x	1.79x	82.6%	82.3%	39.1%	38.5%
Senior Housing - Leased	1.07x	1.06x	1.24x	1.24x	85.7%	86.0%	NA	NA
Specialty Hospitals and Other	3.19x	3.27x	3.48x	3.55x	88.9%	86.3%	NA	NA

Same Store Operating Statistics Triple-Net Portfolio (3)

	Coverage							
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix	
Property Type	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018
Skilled Nursing/Transitional Care	1.32x	1.31x	1.83x	1.81x	82.2%	82.1%	37.0%	37.0%
Senior Housing - Leased	1.06x	1.07x	1.24x	1.24x	85.6%	86.0%	NA	NA
Specialty Hospitals and Other	5.93x	5.95x	6.42x	6.43x	70.9%	71.4%	NA	NA

(1) Same store triple-net portfolio includes all facilities owned for the full period in both comparison periods.
(2) EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") for each period presented include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. Operating Statistics are only included in periods subsequent to our acquisition except for (i) the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP and (ii) EBITDAR Coverage and EBITDARM Coverage for the North American Healthcare portfolio is presented on a trailing twelve month basis and consists of the EBITDAR Coverage and EBITDARM Coverage, respectively, for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBTIDAR Coverage and EBITDARM Coverage, respectively, for periods preceding our acquisition. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after June 30, 2018.
(3) Same store Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods except for the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

5 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
PORTFOLIO
Summary - Real Estate Continued

Pro Forma Top 10 Relationships [1]

		Twelve Months Ended September 30, 2018		
Tenant	Primary Facility Type	Number of Sabra Properties [2]	Lease Coverage [3]	% of Pro Forma Annualized Cash NOI [4]
Senior Care Centers [5]	Skilled Nursing	38	0.98x	10.2%
Enlivant	Assisted Living	183	NA	8.0%
Avamere Family of Companies [5]	Skilled Nursing	29	1.24x	7.2%
Signature Healthcare	Skilled Nursing	45	1.47x	6.2%
Holiday AL Holdings LP [6]	Independent Living	21	1.15x	5.9%
North American Healthcare [7]	Skilled Nursing	23	1.22x	5.9%
Signature Behavioral	Behavioral Hospitals	6	1.55x	5.5%
Genesis Healthcare, Inc. [8]	Skilled Nursing	26	1.20x	5.4%
Cadia Healthcare	Skilled Nursing	9	1.33x	5.1%
Healthmark Group	Skilled Nursing	18	1.23x	2.8%

(1) Pro forma top 10 relationships assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented.
(2) Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.
(3) Lease Coverage for tenants is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant's ability to make rent payments. Lease Coverage is for the twelve months ended September 30, 2018 and is presented one quarter in arrears. Lease Coverage for legacy CCP tenants is presented as if these real estate investments were owned by Sabra during the entire period presented and reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.
(4) Pro Forma Annualized Cash NOI reflects the Senior Care Centers portfolio at the historical annual lease rate of $58.5 million as the leases for these assets were terminated during the three months ended September 30, 2018 due to non-payment of rent. Senior Care Centers is currently operating the facilities on a month-to-month basis.
(5) Lease Coverage reflects guarantor level fixed charge coverage for these relationships.
(6) Lease Coverage reflects guarantor level fixed charge coverage, pro forma for Holiday AL Holdings LP's recently announced termination agreement on facilities leased from New Senior Investment Group, Inc. The Holiday AL Holdings LP portfolio consists of 21 independent living communities that the Company underwrote at a 1.10x EBITDAR Coverage.
(7) The North American Healthcare portfolio coverage is presented on a trailing twelve month basis and consists of the EBITDAR Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage for periods preceding our acquisition.
(8) Lease Coverage reflects guarantor level fixed charge coverage, pro forma for rent reductions from Sabra and other Genesis landlords and the impact of recent refinancings.

6 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
PORTFOLIO
Summary - Senior Housing Managed

Senior Housing - Managed Portfolio

Dollars in thousands

	Number of Properties	Number of Units	Investment	Capital Expenditures Three Months Ended	Capital Expenditures Nine Months Ended
	As of September 30, 2018			September 30, 2018	
Wholly-Owned					
AL	16	956	$ 183,593	$ 283	$ 1,229
IL	8	756	128,189	508	716
	24	1,712	311,782	791	1,945
Sabra's Share of Unconsolidated JV [1]					
AL	172	7,652	732,935	1,330	3,717
Total	196	9,364	$ 1,044,717	$ 2,121	$ 5,662
Operator					
Enlivant	183	8,283	$ 859,150	$ 1,584	$ 4,898
Sienna	9	865	130,922	514	728
Other	4	216	54,645	23	36
Total	196	9,364	$ 1,044,717	$ 2,121	$ 5,662

Senior Housing - Managed Portfolio Operating Results [2]

Dollars in thousands, except REVPOR

	Revenues		Cash NOI		Cash NOI Margin %		REVPOR		Occupancy Percentage	
	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018	3Q 2018	2Q 2018
Wholly-Owned										
AL	$ 12,441	$ 12,597	$ 3,019	$ 3,310	24.3%	26.3%	$ 4,668	$ 4,737	92.5%	92.8%
IL	4,962	4,848	1,773	1,891	35.7%	39.0%	2,195	2,174	90.3%	89.9%
	17,403	17,445	4,792	5,201	27.5%	29.8%	3,478	3,514	91.5%	91.4%
Sabra's Share of Unconsolidated JV [1]										
AL	36,940	36,657	8,747	8,727	23.7%	23.8%	4,017	4,051	81.8%	80.5%
Total	$ 54,343	$ 54,102	$ 13,539	$ 13,928	24.9%	25.7%	$ 3,835	$ 3,868	84.7%	83.8%
Operator										
Enlivant	$ 45,906	$ 45,728	$ 11,222	$ 11,355	24.4%	24.8%	$ 4,172	$ 4,222	83.8%	82.4%
Sienna	5,413	5,309	1,855	2,004	34.3%	37.7%	2,106	2,086	90.3%	90.3%
Other	3,024	3,065	462	569	15.3%	18.6%	6,135	5,901	79.7%	86.3%
Total	$ 54,343	$ 54,102	$ 13,539	$ 13,928	24.9%	25.7%	$ 3,835	$ 3,868	84.7%	83.8%

[1] Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.
[2] REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

7 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

PORTFOLIO

Summary - Loans and Other Investments

Loans Receivable and Other Investments

Dollars in thousands

As of September 30, 2018

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2018 [1]	Maturity Date
Mortgage	1	Specialty Hospital	$ 16,525	$ 16,525	10.0%	10.0%	$ 410	01/31/27
Construction	2	Senior Housing	4,266	4,329	8.0%	7.7%	84	04/30/21-09/30/22
Mezzanine	1	Skilled Nursing	25,000	2,291	10.0%	41.9%	203	05/25/20
Pre-development	1	Senior Housing	2,357	2,357	9.0%	9.0%	54	04/01/20
Other	17	Multiple	41,619	39,002	7.7%	8.6%	611	01/31/18-08/31/28
	22		89,767	64,504	8.8%	10.1%	$ 1,362	
Loan loss reserve			—	(1,249)				
			$ 89,767	$ 63,255				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended September 30, 2018 [1]
Preferred Equity	11	Skilled Nursing / Senior Housing	$ 38,045	$ 38,045	$ 47,096	12.1%	$ 1,289

[1] Includes income related to loans receivable and other investments held as of September 30, 2018.

8 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

PORTFOLIO

Development Pipeline

Proprietary Development Pipeline [1]

Dollars in thousands

As of September 30, 2018

	Investment Type		Property Type		Investment Amount [2]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [3]
Indiana	—	3	—	3	$ —	$ 17,334	—	$ 89,400	7.4%	Q1 2017- Q3 2017
Kentucky	—	1	—	1	—	3,128	—	27,000	7.4%	Q4 2015
Ohio	—	4	—	4	—	14,193	—	114,531	7.4%	Q4 2016- Q1 2019
Texas	2	3	1	4	5,125	11,102	14,475	39,600	7.7%	Q3 2015- Q3 2018
	2	11	1	12	$ 5,125	$ 45,757	$ 14,475	$ 270,531	7.4%	

Asset Transitioned to Real Estate Portfolio in 3Q 2018

Dollars in thousands

Investment Type		Property Type		Investment Amount [2]		Real Estate Value [4]		
Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield
—	2	—	2	$ —	$ 8,660	$ —	$ 24,966	7.0%

New Assets in Real Estate Portfolio [5]

Dollars in thousands

As of September 30, 2018

	Property Type			Beds/Units				
State	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Real Estate Value [4]	% of Total Real Estate Invested
Arizona	—	1	—	—	48	—	$ 10,348	0.2%
California	1	—	—	15	—	—	7,372	0.1%
Colorado	—	2	—	—	116	—	32,109	0.5%
Florida	—	1	—	—	60	—	24,365	0.4%
Illinois	—	1	—	—	46	—	5,622	0.1%
Indiana	—	1	—	—	140	—	26,587	0.4%
Louisiana	1	—	—	144	—	—	26,270	0.4%
Minnesota	—	—	1	—	—	72	15,450	0.2%
Nevada	—	1	—	—	60	—	23,670	0.4%
South Dakota	—	1	—	—	33	—	7,167	0.1%
Tennessee	—	1	—	—	68	—	11,032	0.2%
Texas	6	6	—	751	305	—	122,066	1.9%
Virginia	—	1	—	—	60	—	23,000	0.3%
Washington	1	—	—	60	—	—	13,641	0.2%
Wisconsin	—	2	2	—	55	74	26,634	0.4%
Canada	—	—	1	—	—	70	27,129	0.4%
	9	18	4	970	991	216	$ 402,462	6.2%

(1) Includes projects invested in or committed to as of September 30, 2018.
(2) Investment amount excludes accrued and unpaid interest receivable.
(3) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.
(4) Real estate value excludes capitalized acquisition costs.
(5) Includes properties built since 2010 and included in real estate investments as of September 30, 2018.

9 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

PORTFOLIO NOI Concentrations (1) Pro Forma as of September 30, 2018 (2) RELATIONSHIP CONCENTRATION Senior Care Centers: 10.2% Enlivant: 8.0% Avamere Family of Companies: 7.2% Signature Healthcare: 6.2% Other: 62.5% Holiday AL Holdings LP: 5.9% ASSET CLASS CONCENTRATION Senior Housing - Leased: 15.4% Senior Housing - Managed: 9.6% Specialty Hospital Skilled Nursing/ and Other: 8.5% Transitional Care: 64.5% Interest and Other Income: 2.0% PAYOR SOURCE CONCENTRATION (3) Private Pay: 40.2% Non-Private: 59.8% (1) Concentrations are calculated using Annualized Cash NOI and reflect the Senior Care Centers portfolio at the historical annual lease rate of $58.5 million as the leases for these assets were terminated during the three months ended September 30, 2018 due to non-payment of rent. Senior Care Centers is currently operating the facilities on a month-to-month basis. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. We define Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues. (2) Assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented. (3) Tenant and borrower revenue presented one quarter in arrears. 10 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

PORTFOLIO

Geographic Concentrations

Property Type

As of September 30, 2018

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	59	16	—	14	89	18.3%	31	120	18.2%
Indiana	14	6	—	—	20	4.1	21	41	6.2
Washington	15	2	—	—	17	3.5	17	34	5.2
Oregon	16	4	—	—	20	4.1	11	31	4.7
California	25	1	—	4	30	6.2	—	30	4.5
Kentucky	25	—	—	1	26	5.3	1	27	4.1
Wisconsin	9	4	2	—	15	3.1	10	25	3.8
Ohio	6	—	—	—	6	1.2	15	21	3.2
Massachusetts	19	—	—	—	19	3.9	—	19	2.9
Pennsylvania	3	—	5	—	8	1.6	11	19	2.9
Other (34 states & Canada)	159	58	17	3	237	48.7	55	292	44.3
Total	350	91	24	22	487	100.0%	172	659	100.0%
% of Consolidated Total	71.9%	18.7%	4.9%	4.5%	100.0%				
% of Total	53.1%	13.8%	3.7%	3.3%	73.9%		26.1%	100.0%	

Distribution of Beds/Units

As of September 30, 2018

Location	Total Number of Properties	Property Type				Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
		Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other					
Texas	120	7,271	1,447	—	366	9,084	18.2%	1,236	10,320	17.9%
Indiana	41	1,547	409	—	—	1,956	3.9	963	2,919	5.1
Kentucky	27	2,598	—	—	40	2,638	5.3	55	2,693	4.7
California	30	2,156	102	—	340	2,598	5.2	—	2,598	4.5
Washington	34	1,699	165	—	—	1,864	3.7	725	2,589	4.5
Oregon	31	1,561	377	—	—	1,938	3.9	399	2,337	4.1
Massachusetts	19	2,320	—	—	—	2,320	4.6	—	2,320	4.0
Connecticut	16	1,824	140	—	—	1,964	3.9	—	1,964	3.4
Wisconsin	25	788	258	74	—	1,120	2.3	665	1,785	3.1
North Carolina	15	1,454	237	—	—	1,691	3.4	—	1,691	2.9
Other (34 states & Canada)	301	16,630	4,174	1,638	339	22,781	45.6	3,609	26,390	45.8
Total	659	39,848	7,309	1,712	1,085	49,954	100.0%	7,652	57,606	100.0%
% of Consolidated Total		79.8%	14.6%	3.4%	2.2%	100.0%				
% of Total		69.1%	12.7%	3.0%	1.9%	86.7%		13.3%	100.0%	

11 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment [1]

Dollars in thousands

As of September 30, 2018

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	89	$ 586,916	$ 248,510	$ —	$ 196,098	$ 1,031,524	16.1%
California	30	436,727	35,901	—	222,018	694,646	10.9
Oregon	20	264,892	86,415	—	—	351,307	5.5
Maryland	9	320,950	6,566	—	—	327,516	5.1
New York	10	297,066	19,235	—	—	316,301	5.0
Kentucky	26	231,573	—	—	30,313	261,886	4.1
Indiana	20	174,427	59,888	—	—	234,315	3.7
Washington	17	188,549	36,883	—	—	225,432	3.5
Arizona	8	31,976	47,248	—	121,757	200,981	3.1
North Carolina	15	123,462	67,272	—	—	190,734	3.0
Other (32 states & Canada) [2]	243	1,580,064	619,387	311,782	48,307	2,559,540	40.0
Total	487	$ 4,236,602	$ 1,227,305	$ 311,782	$ 618,493	$ 6,394,182	100.0%
% of Total investment		66.2%	19.2%	4.9%	9.7%	100.0%	

[1] Excludes unconsolidated joint venture.
[2] Investment balance in Canada is based on the exchange rate as of September 30, 2018 of $0.7751 per CAD $1.00.

12 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
PORTFOLIO
Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of September 30, 2018	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	Thereafter	Total
Skilled Nursing/ Transitional Care												
Properties	3	—	35	9	2	14	17	14	21	56	140	311
Beds/Units	429	—	4,461	1,175	245	1,716	1,702	1,551	2,308	5,567	15,965	35,119
Annualized Revenues	$3,713	$ —	$34,738	$7,972	$ 5,069	$18,634	$17,801	$ 8,995	$23,307	$45,490	$190,641	$356,360
Senior Housing - Leased												
Properties	—	—	—	2	10	1	6	12	1	10	47	89
Beds/Units	—	—	—	143	569	49	403	633	52	472	4,803	7,124
Annualized Revenues	$ —	$ —	$ —	$1,070	$ 7,214	$ 539	$ 4,344	$10,386	$ 632	$ 6,821	$ 68,521	$ 99,527
Specialty Hospitals and Other												
Properties	—	—	8	—	4	—	—	—	—	6	4	22
Beds/Units	—	—	106	—	152	—	—	—	—	652	175	1,085
Annualized Revenues	$ —	$ —	$ 1,210	$ —	$ 4,088	$ —	$ —	$ —	$ —	$33,220	$ 12,973	$ 51,491
Total Properties	3	—	43	11	16	15	23	26	22	72	191	422
Total Beds/Units	429	—	4,567	1,318	966	1,765	2,105	2,184	2,360	6,691	20,943	43,328
Total Annualized Revenues	$3,713	$ —	$35,948	$9,042	$16,371	$19,173	$22,145	$19,381	$23,939	$85,531	$272,135	$507,378
% of Revenue	0.7%	—%	7.1%	1.8%	3.2%	3.8%	4.4%	3.8%	4.7%	16.9%	53.6%	100.0%

[1] Excludes (i) Senior Housing - Managed communities, (ii) 36 skilled nursing/transitional care facilities and two Senior Housing - Leased communities operated by Senior Care Centers as the leases for these assets were terminated during the three months ended September 30, 2018 and are month-to-month, (iii) two additional skilled nursing/transitional care facilities with month-to-month leases and (iv) one non-operational skilled nursing/transitional care facility.

13 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

INVESTMENT ACTIVITY

Year-to-Date

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2018 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Real Estate						
Enlivant	01/02/18	Senior Housing - Managed	11	631	$ 125,035	6.30%
North American Healthcare Portfolio II	01/10/18 & 01/19/18	Skilled Nursing/ Transitional Care	2	263	42,917	8.00%
Parkside Prairie View	01/31/18	Senior Housing - Leased	1	30	4,087	8.00%
Parkside Portfolio II	04/16/18	Senior Housing - Leased	2	55	11,210	8.00%
Greenfield of Strasburg	04/30/18	Senior Housing - Leased	1	36	6,340	7.75%
Poet's Walk of Sarasota	05/18/18	Senior Housing - Leased	1	60	24,408	7.50%
Meridian Portfolio [2]	08/31/18	Senior Housing - Leased	2	136	25,004	7.00%
Additions to Real Estate	Various	Multiple	NA	NA	20,897	6.47%
Total Real Estate Investments					259,898	6.91%
Preferred Equity						
Leo Brown Group - McCordsville [3]	09/15/15	Senior Housing	1	133	770	12.00%
Leo Brown Group - North Willow [3]	10/23/15	Senior Housing	1	120	2,910	12.00%
Leo Brown Group - Beavercreek II	03/21/18	Senior Housing	1	36	1,549	12.00%
Total Preferred Equity Investments					5,229	12.00%
Loans Receivable						
McKinney Construction Loan [3]	03/14/16	Senior Housing	1	27	811	8.00%
Arlington Construction Loan [3]	06/01/17	Senior Housing	1	27	586	8.00%
River Vista Mortgage Loan [3]	08/17/17	Specialty Hospital and Other	1	NA	7,563	10.00%
Meridian Promissory Note	01/23/18	Skilled Nursing/ Transitional Care	NA	NA	700	10.00%
Signature Working Capital Loan	05/07/18	Skilled Nursing/ Transitional Care	NA	NA	7,000	7.00%
Total Loans Receivable					16,660	8.57%
Unconsolidated Joint Venture						
Enlivant	01/02/18	Senior Housing - Managed	172	7,652	352,749	6.30%
All Investments					$ 634,536	6.66%

[1] Real estate investments include capitalized acquisition costs.
[2] Gross investment of $25.0 million; $8.6 million was used to repay our preferred equity investments in these properties, of which $3.9 million was converted into a promissory note held by Sabra, resulting in a net cash expenditure by Sabra of $20.2 million which was funded with proceeds held by exchange accommodation titleholders.
[3] Initial investment occurred prior to 2018. Amounts invested in the current period reflect incremental fundings.

14 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

INVESTMENT ACTIVITY Recent MERIDIAN PORTFOLIO From Proprietary Development Pipeline Investment Date Beds/Units August 31, 2018 136 Investment Amount Property Type $25.0 million (1) Senior Housing - Leased Investment Type Annualized GAAP Income Real Estate $1.9 million Number of Properties Initial Cash Yield 2 7.00% Location Texas and Tennessee (1) Gross investment of $25.0 million; $8.6 million was used to repay our preferred equity investments in these properties, of which $3.9 million was converted into a promissory note held by Sabra, resulting in a net cash expenditure by Sabra of $20.2 million which was funded with proceeds held by exchange accommodation titleholders. 15 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
CAPITALIZATION
Overview

Debt

Dollars in thousands

As of September 30, 2018

	Consolidated Debt	Sabra's Share of Unconsolidated JV Debt	Total Debt
Secured debt	$ 255,512	$ 377,185	$ 632,697
Revolving credit facility	619,000	—	619,000
Term loans	1,196,888	—	1,196,888
Senior unsecured notes	1,300,000	—	1,300,000
Total Debt	3,371,400	377,185	3,748,585
Deferred financing costs and premiums/discounts, net	(2,806)	(5,851)	(8,657)
Total Debt, Net	$ 3,368,594	$ 371,334	$ 3,739,928

Revolving Credit Facility

Dollars in thousands

As of September 30, 2018

Credit facility availability	$ 381,000
Credit facility capacity	1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of September 30, 2018

	Shares Outstanding	Price	Value
Common stock	178,284,975	$ 23.12	$ 4,121,949
Consolidated Debt			3,371,400
Cash and cash equivalents			(36,348)
Consolidated Enterprise Value			7,457,001
Sabra's share of unconsolidated joint venture debt			377,185
Sabra's share of unconsolidated joint venture cash and cash equivalents			(6,945)
Total Enterprise Value			$ 7,827,241

Common Stock and Equivalents

	Weighted Average Common Shares			
	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018	
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	178,283,635	178,283,635	178,276,895	178,276,895
Common equivalents	34,134	34,134	32,232	32,232
Basic common and common equivalents	178,317,769	178,317,769	178,309,127	178,309,127
Dilutive securities:				
Restricted stock and units	623,444	1,152,114	420,726	1,119,116
Diluted common and common equivalents	178,941,213	179,469,883	178,729,853	179,428,243

16 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

CAPITALIZATION

Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of September 30, 2018		Principal	Weighted Average Effective Rate [1]	% of Total
Fixed Rate Debt				
Secured debt	$	157,012	3.87%	4.2%
Unsecured senior notes		1,300,000	5.33%	34.7%
Total fixed rate debt		1,457,012	5.17%	38.9%
Variable Rate Debt [2]				
Secured debt		98,500	4.06%	2.6%
Revolving credit facility		619,000	3.51%	16.5%
Term loans		1,196,888	2.88%	31.9%
Sabra's share of unconsolidated joint venture variable rate debt		377,185	4.80%	10.1%
Total variable rate debt		2,291,573	3.42%	61.1%
Total Debt	$	3,748,585	4.10%	100.0%

Secured | Unsecured Debt

Dollars in thousands

As of September 30, 2018		Principal	Weighted Average Effective Rate [1]	% of Total
Secured Debt				
Secured debt	$	255,512	3.95%	6.8%
Sabra's share of unconsolidated joint venture secured debt		377,185	4.80%	10.1%
Total secured debt		632,697	4.46%	16.9%
Unsecured Debt				
Unsecured senior notes		1,300,000	5.33%	34.7%
Revolving credit facility		619,000	3.51%	16.5%
Term loans		1,196,888	2.88%	31.9%
Total unsecured debt		3,115,888	4.03%	83.1%
Total Debt	$	3,748,585	4.10%	100.0%

[1] Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap and cap agreements.
[2] Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $69.8 million (CAD $90.0 million) and $27.1 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 36.0% of Total Debt as of September 30, 2018. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

17 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

CAPITALIZATION
Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
As of September 30, 2018	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
10/1/18 - 12/31/18	$ 1,085	3.72%	$ —	—	$ —	—	$ —	—	$ 1,085	3.72%	$ —	—%	$ 1,085	3.72%
2019	102,930	3.56%	—	—	—	—	—	—	102,930	3.56%	—	—%	102,930	3.56%
2020	4,578	3.46%	—	—	200,000	3.71%	—	—	204,578	3.70%	3,505	4.78%	208,083	3.72%
2021	20,039	3.46%	500,000	5.50%	—	—	619,000	3.51%	1,139,039	4.38%	13,381	4.78%	1,152,420	4.39%
2022	4,285	3.44%	—	—	996,888	3.65%	—	—	1,001,173	3.64%	6,230	4.77%	1,007,403	3.65%
2023	4,427	3.45%	200,000	5.38%	—	—	—	—	204,427	5.33%	6,609	4.77%	211,036	5.32%
2024	4,573	3.45%	—	—	—	—	—	—	4,573	3.45%	6,660	4.77%	11,233	4.24%
2025	4,725	3.46%	—	—	—	—	—	—	4,725	3.46%	188,866	4.77%	193,591	4.74%
2026	4,882	3.47%	500,000	5.13%	—	—	—	—	504,882	5.11%	81,497	4.97%	586,379	5.09%
2027	5,044	3.48%	100,000	5.38%	—	—	—	—	105,044	5.29%	70,437	4.69%	175,481	5.05%
Thereafter	98,944	3.60%	—	—	—	—	—	—	98,944	3.60%	—	—	98,944	3.60%
Total Debt	255,512		1,300,000		1,196,888		619,000		3,371,400		377,185		3,748,585	
Premium, net	—		14,860		—		—		14,860		—		14,860	
Deferred financing costs, net	(2,685)		(7,740)		(7,241)		—		(17,666)		(5,851)		(23,517)	
Total Debt, Net	$ 252,827		$ 1,307,120		$ 1,189,647		$ 619,000		$ 3,368,594		$ 371,334		$ 3,739,928	
Wtd. avg. maturity/years	14.3		5.3		3.5		2.9		4.9		7.0		5.1	
Wtd. avg. effective interest rate [3]	3.95%		5.33%		2.88%		3.51%		4.02%		4.80%		4.10%	

[1] Revolving Credit Facility is subject to two six-month extension options.
[2] Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
[3] Weighted average effective interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

18 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
CAPITALIZATION
Credit Metrics and Ratings

Key Credit Metrics [1]

	December 31, 2017 [2]	Pro Forma September 30, 2018 [3]
Net Debt to Adjusted EBITDA [4][5]	5.49x	5.50x
Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture [4][5]	5.94x	5.94x
Interest Coverage [4]	4.20x	4.18x
Fixed Charge Coverage Ratio [4]	3.80x	3.88x
Total Debt/Asset Value	50%	50%
Secured Debt/Asset Value	8%	8%
Unencumbered Assets/Unsecured Debt	220%	214%
Cost of Permanent Debt [6]	4.04%	4.22%

Unsecured Notes Ratings

S&P (Stable outlook)	BBB-
Fitch (Negative outlook)	BBB-
Moody's (Stable outlook)	Ba1

[1] Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
[2] Assumes that the Enlivant acquisition, the acquisition of the North American Healthcare Portfolio II, the remaining CCP and Genesis rent reductions and the transition of five skilled nursing/transitional care facilities to an existing Sabra operator were completed as of the beginning of the period presented.
[3] Assumes that the remaining CCP rent reductions and the full $19.0 million Genesis rent reduction were completed as of the beginning of the period presented.
[4] Based on the trailing twelve month period ended as of the date indicated.
[5] Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See "Reconciliations of Non-GAAP Financial Measures" on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information.
[6] Excludes revolving credit facility balance that had an interest rate of 3.51% and 2.81% as of September 30, 2018 and December 31, 2017, respectively.

19 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

FINANCIAL INFORMATION 2018 Outlook Update 2018 Full Year Guidance Low High Net income attributable to common stockholders $ 1.64 $ 1.67 Add: Depreciation and amortization of real estate assets 1.07 1.07 Depreciation and amortization of real estate assets related to unconsolidated joint venture 0.12 0.12 Net gain on sales of real estate (0.68) (0.68) Impairment of real estate 0.01 0.01 FFO attributable to common stockholders $ 2.16 $ 2.19 CCP merger and transition costs 0.01 0.01 Provision for doubtful accounts and loan losses, net 0.03 0.03 Other normalizing items (1) 0.07 0.07 Normalized FFO attributable to common stockholders $ 2.27 $ 2.30 FFO attributable to common stockholders 2.16 2.19 Stock-based compensation expense 0.04 0.04 Straight-line rental income adjustments (0.24) (0.24) Amortization of above and below market lease intangibles, net 0.03 0.03 Non-cash interest income adjustments (0.01) (0.01) Non-cash interest expense 0.06 0.06 Provision for doubtful straight-line rental income, loan losses and other reserves 0.06 0.06 Other non-cash adjustments related to unconsolidated joint venture 0.01 0.01 AFFO attributable to common stockholders $ 2.11 $ 2.14 CCP transition costs 0.01 0.01 Recovery of doubtful cash income (0.01) (0.01) Other normalizing items (1) 0.03 0.03 Normalized AFFO attributable to common stockholders $ 2.14 $ 2.17 The updated 2018 outlook reflects the following: • An assumption that no rental revenues are recognized from Senior Care Centers during the fourth quarter of 2018; • Updates to the Company’s Senior Housing - Managed portfolio based on actual performance through the third quarter and expected fourth quarter 2018 performance; and • Updates for the actual timing of the Company’s investments and dispositions and related impact to the balance of the Company's revolving credit facility. Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. (1) Other normalizing items for FFO and AFFO include (i) $0.03 per diluted common share of capitalized issuance costs related to our preferred stock issuance that were written off as a result of the June 1, 2018 preferred stock redemption and (ii) $0.01 per diluted common share of legal fees related to the recovery of previously reserved cash rental income and non-Senior Housing - Managed operating expenses. These amounts are partially offset by $0.01 per diluted common share of other income related to legacy CCP investments. In addition, other normalizing items for FFO includes $0.04 per diluted common share of acceleration of above market lease intangible amortization related to the restructuring of an operator’s lease agreement. 20 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA

FINANCIAL INFORMATION
Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Income

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Revenues:				
Rental income	$ 130,467	$ 100,145	$ 418,951	$ 213,273
Interest and other income	3,932	4,090	12,823	8,062
Resident fees and services	17,403	7,554	52,426	17,840
Total revenues	151,802	111,789	484,200	239,175
Expenses:				
Depreciation and amortization	48,468	25,933	143,301	62,290
Interest	37,305	24,568	109,880	56,218
Operating expenses	12,611	5,102	37,034	11,929
General and administrative	8,022	12,944	25,160	24,159
Merger and acquisition costs	151	23,299	593	29,750
Provision for doubtful accounts and loan losses	8,910	5,149	9,449	7,454
Impairment of real estate	—	—	1,413	—
Total expenses	115,467	96,995	326,830	191,800
Other income:				
Loss on extinguishment of debt	—	(553)	—	(553)
Other income	1,336	51	4,156	3,121
Net gain on sales of real estate	14	582	142,445	4,614
Total other income	1,350	80	146,601	7,182
Income before loss from unconsolidated joint venture and income tax (expense) benefit	37,685	14,874	303,971	54,557
Loss from unconsolidated joint venture	(1,725)	—	(3,626)	—
Income tax (expense) benefit	(732)	195	(1,847)	(161)
Net income	35,228	15,069	298,498	54,396
Net (income) loss attributable to noncontrolling interests	(10)	26	(22)	42
Net income attributable to Sabra Health Care REIT, Inc.	35,218	15,095	298,476	54,438
Preferred stock dividends	—	(2,561)	(9,768)	(7,682)
Net income attributable to common stockholders	$ 35,218	$ 12,534	$ 288,708	$ 46,756
Net income attributable to common stockholders, per:				
Basic common share	$ 0.20	$ 0.11	$ 1.62	$ 0.58
Diluted common share	$ 0.20	$ 0.11	$ 1.62	$ 0.57
Weighted-average number of common shares outstanding, basic	178,317,769	112,149,638	178,309,127	81,150,846
Weighted-average number of common shares outstanding, diluted	178,941,213	112,418,100	178,729,853	81,429,044

21 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data September 30, 2018 December 31, 2017 (unaudited) Assets Real estate investments, net of accumulated depreciation of $419,225 and $340,423 as of September 30, 2018 and December 31, 2017, respectively $ 5,975,590 $ 5,994,432 Loans receivable and other investments, net 110,351 114,390 Investment in unconsolidated joint venture 344,341 — Cash and cash equivalents 36,348 518,632 Restricted cash 103,168 68,817 Lease intangible assets, net 142,919 167,119 Accounts receivable, prepaid expenses and other assets, net 197,622 168,887 Total assets $ 6,910,339 $ 7,032,277 Liabilities Secured debt, net $ 252,827 $ 256,430 Revolving credit facility 619,000 641,000 Term loans, net 1,189,647 1,190,774 Senior unsecured notes, net 1,307,120 1,306,286 Accounts payable and accrued liabilities 86,885 102,523 Lease intangible liabilities, net 87,602 98,015 Total liabilities 3,543,081 3,595,028 Equity Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2017 — 58 Common stock, $.01 par value; 250,000,000 shares authorized, 178,284,975 and 178,255,843 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively 1,783 1,783 Additional paid-in capital 3,505,877 3,636,913 Cumulative distributions in excess of net income (171,116) (217,236) Accumulated other comprehensive income 26,357 11,289 Total Sabra Health Care REIT, Inc. stockholders’ equity 3,362,901 3,432,807 Noncontrolling interests 4,357 4,442 Total equity 3,367,258 3,437,249 Total liabilities and equity $ 6,910,339 $ 7,032,277 22 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Nine Months Ended September 30, 2018 2017 Cash flows from operating activities: Net income $ 298,498 $ 54,396 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 143,301 62,290 Amortization of above and below market lease intangibles, net 4,193 637 Non-cash interest income adjustments (1,722) (137) Non-cash interest expense 7,548 5,288 Stock-based compensation expense 6,275 8,329 Loss on extinguishment of debt — 553 Straight-line rental income adjustments (34,404) (18,260) Provision for doubtful accounts and loan losses 9,449 7,454 Change in fair value of contingent consideration — (552) Net gain on sales of real estate (142,445) (4,614) Impairment of real estate 1,413 — Loss from unconsolidated joint venture 3,626 — Distributions of earnings from unconsolidated joint venture 6,494 — Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (4,031) (5,565) Accounts payable and accrued liabilities (15,171) (56,561) Net cash provided by operating activities 283,024 53,258 Cash flows from investing activities: Acquisition of real estate (239,001) (393,064) Cash received in CCP merger — 77,858 Origination and fundings of loans receivable (41,448) (5,642) Origination and fundings of preferred equity investments (5,285) (2,713) Additions to real estate (21,695) (3,233) Repayments of loans receivable 48,282 8,710 Repayments of preferred equity investments 6,491 3,239 Investment in unconsolidated joint venture (354,461) — Net proceeds from the sales of real estate 290,864 11,723 Net cash used in investing activities (316,253) (303,122) Cash flows from financing activities: Net repayments of revolving credit facility (22,000) (137,000) Proceeds from term loans — 181,000 Principal payments on secured debt (3,202) (3,094) Payments of deferred financing costs (12) (15,316) Distributions to noncontrolling interests (107) — Preferred stock redemption (143,750) — Issuance of common stock, net (499) 319,026 Dividends paid on common and preferred stock (244,978) (86,813) Net cash (used in) provided by financing activities (414,548) 257,803 Net (decrease) increase in cash, cash equivalents and restricted cash (447,777) 7,939 Effect of foreign currency translation on cash, cash equivalents and restricted cash (156) 758 Cash, cash equivalents and restricted cash, beginning of period 587,449 34,665 Cash, cash equivalents and restricted cash, end of period $ 139,516 $ 43,362 23 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Continued Dollars in thousands Nine Months Ended September 30, 2018 2017 Supplemental disclosure of cash flow information: Interest paid $ 111,519 $ 48,836 Supplemental disclosure of non-cash investing and financing activities: Acquisition of business in CCP merger $ — $ 3,726,093 Assumption of indebtedness in CCP merger $ — $ (1,751,373) Stock exchanged in CCP merger $ — $ (2,052,578) 24 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Net income attributable to common stockholders	$ 35,218	$ 12,534	$ 288,708	$ 46,756
Add:				
Depreciation and amortization of real estate assets	48,468	25,933	143,301	62,290
Depreciation and amortization of real estate assets related to noncontrolling interests	(39)	—	(119)	—
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,214	—	15,929	—
Net gain on sales of real estate	(14)	(582)	(142,445)	(4,614)
Impairment of real estate	—	—	1,413	—
FFO attributable to common stockholders	$ 88,847	$ 37,885	$ 306,787	$ 104,432
Lease termination fee	—	(351)	—	(2,634)
CCP merger and transition costs	380	27,576	1,720	33,983
Loss on extinguishment of debt	—	553	—	553
Provision for doubtful accounts and loan losses, net	10,860	4,583	5,568	6,365
Other normalizing items [(1)]	6,430	51	9,402	163
Normalized FFO attributable to common stockholders	$ 106,517	$ 70,297	$ 323,477	$ 142,862
FFO attributable to common stockholders	$ 88,847	$ 37,885	$ 306,787	$ 104,432
Merger and acquisition costs [(2)]	151	23,299	593	29,750
Stock-based compensation expense	2,436	2,669	6,275	6,988
Straight-line rental income adjustments	(10,652)	(8,682)	(34,404)	(18,260)
Amortization of above and below market lease intangibles, net	5,561	637	4,193	637
Non-cash interest income adjustments	(548)	(188)	(1,722)	(137)
Non-cash interest expense	2,551	2,044	7,548	5,288
Non-cash portion of loss on extinguishment of debt	—	553	—	553
Change in fair value of contingent consideration	—	270	—	(552)
Provision for doubtful straight-line rental income, loan losses and other reserves	8,801	4,886	11,293	6,810
Other non-cash adjustments related to unconsolidated joint venture	118	—	1,132	—
Other non-cash adjustments	25	30	55	215
AFFO attributable to common stockholders	$ 97,290	$ 63,403	$ 301,750	$ 135,724
CCP transition costs	286	4,297	1,220	4,297
Lease termination fee	—	(351)	—	(2,634)
Provision for (recovery of) doubtful cash income	108	263	(2,160)	443
Other normalizing items [(1)]	180	21	3,152	59
Normalized AFFO attributable to common stockholders	$ 97,864	$ 67,633	$ 303,962	$ 137,889
Amounts per diluted common share attributable to common stockholders:				
Net income	$ 0.20	$ 0.11	$ 1.62	$ 0.57
FFO	$ 0.50	$ 0.34	$ 1.72	$ 1.28
Normalized FFO	$ 0.60	$ 0.63	$ 1.81	$ 1.75
AFFO	$ 0.54	$ 0.56	$ 1.68	$ 1.66
Normalized AFFO	$ 0.55	$ 0.60	$ 1.69	$ 1.69
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	178,941,213	112,418,100	178,729,853	81,429,044
AFFO and Normalized AFFO	179,469,883	112,693,779	179,428,243	81,741,288

(1) Other normalizing items for FFO and AFFO for the three and nine months ended September 30, 2018 include $6.3 million of acceleration of above market lease intangible amortization. In addition, the nine months ended September 30, 2018 includes $5.5 million of capitalized issuance costs related to our preferred stock issuance that were written off as a result of the June 1, 2018 preferred stock redemption and $0.6 million of expenses related to the previously anticipated refinancing of our senior notes, as well as legal fees related to the recovery of previously reserved cash rental income and non-Senior Housing - Managed operating expenses, partially offset by a contingency fee of $2.0 million earned during the period related to a legacy CCP investment and $0.9 million of interest income from a legacy CCP loan receivable that was fully repaid in June 2018, which represents the difference between the outstanding principal balance repaid and its discounted book value.

(2) Merger and acquisition costs primarily relate to the CCP merger.

25 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Pro Forma Annualized Cash NOI (1) Dollars in thousands Skilled Nursing/Transitional Care $ 368,431 Senior Housing - Leased 87,958 Senior Housing - Managed 54,966 Specialty Hospitals and Other 48,378 Pro forma Annualized Cash NOI (Excluding Loans Receivable and Other Investments) $ 559,733 Obligations Dollars in thousands Secured debt (2) $ 255,512 Unsecured senior notes (2) 1,300,000 Revolving credit facility 619,000 Term loans (2) 1,196,888 Sabra’s share of unconsolidated JV debt (3) 377,185 Total Debt 3,748,585 Add (less): Cash and cash equivalents and restricted cash (139,516) Sabra’s share of unconsolidated JV cash and cash equivalents and restricted cash (4) (12,304) Accounts payable and accrued liabilities 86,885 Net obligations $ 3,683,650 Other Assets Dollars in thousands Loans receivable and other investments, net $ 110,351 Accounts receivable, prepaid expenses and other assets, net (5) 46,764 Total other assets $ 157,115 Common Shares Outstanding Total shares 178,284,975 (1) Pro Forma Annualized Cash NOI reflects the Senior Care Centers portfolio at the historical annual lease rate of $58.5 million as the leases for these assets were terminated during the three months ended September 30, 2018 due to non-payment of rent. Senior Care Centers is currently operating the facilities on a month-to-month basis. Pro Forma Annualized Cash NOI also assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented. (2) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (4) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (5) Includes assets that impact cash or NOI and excludes non-cash items. 26 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of Care Capital Properties, Inc. on the timing or terms we have previously disclosed; our ability to dispose of facilities currently leased to Genesis Healthcare, Inc. and Senior Care Centers on the timing or terms we have disclosed; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel or other employees; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and anti-takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports file or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 27 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Ancillary Supported Tenant A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage. Annualized Revenues  The annual straight-line rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s condensed consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s condensed consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDAR  Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDAR Coverage  Represents the ratio of EBITDAR to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDAR Coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/ tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), one Ancillary Supported Tenant and facilities for which data is not available or meaningful. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure. 28 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

APPENDIX Reporting Definitions EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), one Ancillary Supported Tenant and facilities for which data is not available or meaningful. Fixed Charge Coverage Ratio EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants’ lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants’ lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor’s ability to meet the operator’s/tenant’s cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors. Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and our share of non-cash adjustments related to our unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. 29 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018

APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre- stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Senior Housing - Managed communities, (ii) facilities held for sale, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned from leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 30 SABRA 3Q 2018 SUPPLEMENTAL INFORMATION September 30, 2018